SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2004

Rockwell Collins, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Collins Road NE, Cedar Rapids, Iowa		52498
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (319) 295-1000

INFORMATION TO BE INCLUDED IN THE REPORT

Item 12.	Results of Operations and Financial Condition.

Registrant’s press release dated January 27, 2004, regarding Rockwell Collins first quarter results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. This press release contains a non-GAAP financial measure as additional information relating to the Company’s cash flow performance; specifically, cash flow from operating activities before voluntary pension contributions to qualified plans. The Company’s management believes that the presentation of this measure provides useful information to investors regarding trends relating to the cash flow that the Company generates from normal operating activities.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC. (Registrant)

By:	/s/ Gary R. Chadick

Gary R. Chadick Senior Vice President, General Counsel and Secretary

Dated: January 27, 2004

3

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Registrant dated January 27, 2004.

4